Exhibit 8.1

List of Subsidiaries

Subsidiaries	Place of Incorporation	Ownership Interest
Hailiang International Education Group Pte. Ltd.	Singapore	100%
My Campus Study Centre PTE Ltd.	Singapore	100%
Hailiang Education (HK) Limited	Hong Kong, PRC	100%
Hailiang Education International Studying Service Limited	Hong Kong, PRC	100%
Pate’s – Hailiang International College Company Limited	United Kingdom	100%
Hangzhou Hailiang International Studying Service Co., Ltd.	China	100%
Hangzhou Hailiang Study Trip Co., Ltd.	China	100%
Hangzhou Hailiang Youcai Education Technology Co., Ltd.	China	100%
Ningbo Hailiang Education Logistics Management Co., Ltd.	China	100%
Ningbo Hailiang Sports Development Co., Ltd.	China	100%
Ningbo Haoliang Information Consulting Co., Ltd.	China	100%
Ninghai Hailiang Education Logistics Management Co., Ltd	China	100%
Xiantao Hailiang Education Logistics Management Co., Ltd.	China	90%
Zhejiang Hailiang Education Consulting and Services Co., Ltd.	China	100%
Zhuji Hailiang After-school Service Co., Ltd.	China	100%
Zhuji Hailiang Logistics Service Co., Ltd.	China	100%
Zhuji Hailiang Supply Chain Management Co., Ltd.	China	100%
Zhuji Nianxin Lake Hotel Co., Ltd.	China	100%

Consolidated Affiliated Entities (Continuing operations)	Place of Incorporation
Hailiang Education Management Group Co., Ltd.	China
Ninghai Hailiang Education Development Co., Ltd	China
Ninghai Hailiang Senior Middle School	China
Shanghai Yunhan Education Technology Co., Ltd.	China
Shaoxing Sihai International Travel Co., Ltd.	China
Xinchang Nanrui Hailiang Education Technology Co., Ltd.	China
Zhejiang Hailiang Mingxin Education Technology Co., Ltd	China
Zhejiang Haishan Education Development Co., Ltd.	China
Zhejiang Mingxin International Travel Co., Ltd.	China
Zhejiang Zhuji Hailiang Experimental High School	China
Zhejiang Zhuji Hailiang High School of Art	China
Zhejiang Zhuji Hailiang Senior Middle School	China
Zhenjiang Jianghe High School of Art Co., Ltd.	China
Zhuji Hailiang Foreign Language High School Co., Ltd.	China
China
Affiliated Entities (Discontinued operations)
Feicheng Hailiang Education Investment Co., Ltd.	China
Feicheng Hailiang Foreign Language School	China
Hailiang Overseas Chinese School	China
Hangzhou Hailiang Education Management Co., Ltd.	China
Jinhua Hailiang Education Technology Co., Ltd	China
Jinhua Hailiang Foreign Language School	China
Lanzhou Hailiang Education Consulting Co., Ltd.	China
Lanzhou Hailiang Experimental School	China
Ninghai Future School	China
Ninghai Hailiang Education Management Co. Ltd.	China
Wenzhou Hailiang Juxian Education Technology Co., Ltd	China
Wuhu Hailiang Education Management Co., Ltd	China
Wuhu Hailiang Experimental School	China
Xianghu Future School	China
Zhejiang Zhuji Hailiang Foreign Language School	China
Zhejiang Zhuji Hailiang Junior Middle School	China
Zhejiang Zhuji Hailiang Primary School	China
Zhejiang Zhuji Tianma Experimental School	China